Exhibit 10.2

MASTER REAFFIRMATION AND

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS MASTER REAFFIRMATION AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”) is made this 15th day of July, 2009, by and among HIGHER ONE, INC., a Delaware corporation (“Borrower”), HIGHER ONE HOLDINGS, INC., a Delaware corporation (“Holdings”), HIGHER ONE MACHINES, INC., a Delaware corporation (“Machines” and together with Holdings, the “Guarantors”, and the Guarantors collectively with the Borrower, the “Obligors”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (“Webster”, and together with Bank of America, collectively, the “Lenders”, and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Bank of America, Webster and Agent are parties to that certain Credit Agreement dated as of August 26, 2008 (as amended from time to time, the “Credit Agreement”) pursuant to which, among other things, Bank of America and Webster have extended their commitment to the Borrower to make Revolving Loans in an aggregate principal amount not to exceed $25,000,000; and

WHEREAS, the Guarantors have each unconditionally and jointly and severally guaranteed payment and performance of the Guaranteed Obligations (as that term is defined in the Holdings Guaranty and the Machines Guaranty) pursuant to a certain Continuing Guaranty Agreement by Holdings in favor of Agent for the benefit of the Lenders, dated August 26, 2008 (the “Holdings Guaranty”), and a certain Continuing Guaranty Agreement by Machines in favor of Agent for the benefit of the Lenders, dated August 26, 2008 (the “Machines Guaranty”); and

WHEREAS, the Borrower has requested that the Lenders extend certain financial accommodations to Borrower; and

WHEREAS, the Lenders have agreed to the foregoing request, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises set forth herein (which are incorporated herein as though fully set forth below, by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

§2. Representations and Warranties; Acknowledgment. The Obligors hereby represent and warrant to the Lenders as follows:

(a) Each of the Obligors has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder. This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Obligors party thereto and do not contravene any law, rule or regulation applicable to any Obligor or any of the terms of any other indenture, agreement or undertaking to which any Obligor is a party. The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Obligors is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against each such Obligor in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy laws and general principles of equity, whether considered at law or in equity.

(b) All the representations and warranties made by the Obligors in the Loan Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c) After giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing on the date hereof.

§3. Eurodollar Rate Pricing. Section 2.08 of the Credit Agreement is hereby amended, effective on the Amendment Effective Date (defined below) to delete subsection (a)(ii) of Section 2.08 in its entirety. The Obligors hereby acknowledge and agree that, subject to and except as set forth in Section 3.02 and Section 3.03 of the Credit Agreement, pricing on the Loans shall no longer be available with reference to the Base Rate, and the only available pricing option on the Loans, and all references to “Type” in the Credit Agreement, shall be with reference to the Eurodollar Rate plus the Applicable Margin. Moreover, it is the intention of the Parties that, subject to and except as set forth in Section 3.02 and Section 3.03 of the Credit Agreement, conversions and continuations of Committed Loans shall no longer be available with reference to the Base Rate. For purposes of clarification, the provisions of Section 3.02 and Section 3.03 shall remain in full force and effect, and shall control in the event of illegality of Eurodollar Rate Loans or the inability of the Agent to determine the Eurodollar Base Rate, as contemplated therein.

§4. Amendment to Section 1.01 of the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Buying Lender(s)” has the meaning specified in Section 2.01.A(b)(i).

“Cash Collateralize” has the meaning specified in Section 2.04(g).

“Commitment Increase Notice” has the meaning specified in Section 2.01.A(a).

“Effective Commitment Amount” has the meaning specified in Section 2.01.A(a).

“Honor Date” has the meaning specified in Section 2.04(c)(i).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee” has the meaning specified in Section 2.04(i).

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.

For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to $3,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lender Increase Notice” has the meaning specified in Section 2.0l.A(a).

“Letter of Credit” means any standby letter of credit issued hereunder.

“Permitted Acquisitions” means an acquisition by Borrower of all or substantially all of the business and assets or not less than 100% of the outstanding capital stock or other equity interests of any corporation, partnership, limited liability company, a division of any corporation or limited liability company or any similar business unit (each, an “acquisition”) so long as (i) the corporation, partnership, limited liability company, division, business or assets, as applicable, to be acquired by Borrower is in the Borrower’s existing lines of business, (ii) Borrower shall have delivered to Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition, (1) no Default or Event of Default has occurred and is continuing, and (2) Borrower and all Subsidiaries shall be in compliance with all the covenants set forth in Article VI and Article VII hereof and Borrower shall have provided evidence of such compliance to the Agent; and (iii) any corporation, partnership limited liability company or other target entity acquired by Borrower becomes a guarantor of the Obligations and otherwise complies with the requirements of §6.13 hereof; provided, however, that the total consideration that may be paid by the Borrower for all Permitted Acquisitions does not exceed $2,000,000 in the aggregate. For purposes hereof, “total consideration” shall mean the sum of (x) the amount in cash actually paid by Borrower upon the closing of the acquisition, (y) the amount attributable to any equity issued by Borrower as purchase price consideration in connection with the closing of the acquisition, and (z) the aggregate amount of Indebtedness (which shall constitute subordinated debt only, unless otherwise agreed in writing by the Agent) assumed by such Borrower in connection with the acquisition.

“Proposed New Lender” has the meaning specified in Section 2.01A(a).

“Selling Lender(s)” has the meaning specified in Section 2.01.A(b)(ii).

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

(b) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “each Issuer Document,” after the word “Note,” in line 1 of such definition.

(c) The definition of “Loan Parties” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in line 1 of such definition.

(d) The definition of “Obligations” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, Letter of Credit” after the words “Loan Document” in line 2 of such definition.

(e) The definition of “Outstanding Amount” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in line 1 of such definition.

(f) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Margin”, “Approved Acquisition”, “Base Rate”, “Leverage Threshold”, “Maturity Date”, “Outstanding Amount”, “Request for Credit Extension”, “Required Lenders”, “Sublimits”, and “Total Outstandings”, in their entirety and substituting the following in their place:

“Applicable Margin” means, from time to time, the following percentages per annum, based upon the Funded Debt to EBITDA Ratio (the “Financial Covenant”) as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

Applicable Margin

Pricing Level	Funded Debt to EBITDA Ratio	Eurodollar Rate Loans	Letters of Credit
1	<1.00:l	1.75%	1.75%
2	≥1.00:1 but ≤1.74:1	2.50%	2.50%
3	≥1.75:l but ≤2.00:l	3.75%	3.75%

“Approved Acquisition” means an acquisition (other than a Permitted Acquisition) by Borrower on terms and conditions approved by the Required Lenders in their sole discretion prior to the consummation thereof.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate that would be applicable to a new Eurodollar Rate Loan with a one month Interest Period plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Leverage Threshold” means, as to Borrower at any particular time, a Funded Debt to EBITDA Ratio of not greater than 2.00 to 1.00 after giving effect to any Request for Credit Extension; provided; however, that for purposes of calculating such ratio, Borrower shall use its consolidated EBITDA as set forth in the most recently required monthly financial statements pursuant to Section 6.01(b).

“Maturity Date” means December 31, 2010; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Request for Credit Extension” means (a) with respect to a Borrowing or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a L/C Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02. Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Sublimits” means, collectively, the Repurchase Sublimit, the Capital Expenditure Sublimit, the Working Capital Sublimit and the L/C Sublimit.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

§5. Addition of New Section 1.06 of the Credit Agreement. The Credit Agreement is hereby amended to add a new Section 1.06 immediately after Section 1.05 as follows:

1.06 Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer

Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

§6. Amendments to Section 2.01 of the Credit Agreement. Section 2.01 of the Credit Agreement is hereby amended by (i) inserting the words “, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations,” after the words “any Lender” in line 7 of such Section 2.01 and (ii) deleting the last sentence of such Section 2.01 and replacing such last sentence with the following:

“Committed Loans may be only Eurodollar Rate Loans, as further provided herein.”

§7. Amendment to Article II of the Credit Agreement. Article II of the Credit Agreement is hereby amended to add the following new Section 2.01.A. after Section 2.01 as follows:

2.01.A Increase of Commitments, (a) At any time prior to the Maturity Date, the Borrower may, subject to the terms and conditions of this Section 2.01.A, request that the Aggregate Commitments be increased; provided that (i) the Aggregate Commitments shall at no time exceed $50,000,000; and (ii) each such request shall be in a minimum amount of at least $2,500,000 and increments of $2,500,000 in excess thereof. Such request shall be made in a written notice given to the Agent and the Lenders by the Borrower not less than forty-five (45) Business Days prior to the proposed effective date of such increase, which notice (a “Commitment Increase Notice”) shall specify the amount of the proposed increase in the Aggregate Commitments and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Commitments bear to the Aggregate Commitments. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is thirty (30) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Agent being herein a “Lender Increase Notice”). Any Lender which does not submit a Lender Increase Notice to the Agent prior to the expiration of such thirty (30) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrower in the Commitment Increase Notice, the Agent shall have the right, in consultation with the Borrower, to allocate the amount of increases necessary to meet the Borrower’s Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Borrower, not later than twenty (20) Business Days prior to the proposed effective date the Borrower may notify the Agent of any financial institution that shall have agreed to become a “Lender” party hereto (a “Proposed New Lender”‘) in connection with the Commitment Increase Notice. Any Proposed New Lender shall be consented to by the Agent. If the Borrower shall not have arranged any Proposed New Lender to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender’s and Proposed New Lenders’ Commitment (the “Effective Commitment Amount”) and the amount of the Aggregate Commitments, which amounts shall be effective on the following Business Day. Notwithstanding anything to the contrary contained herein, any increase in the Aggregate Commitments shall be subject to the following conditions precedent: (i) for so long as each is a Lender hereunder, each of Bank of America, N.A. and Webster Bank, National Association shall have consented, in their sole discretion, in writing to any such increase in the Aggregate Commitments and any Proposed New Lender (such written consent to be required even if any such Lender has denied or is deemed to have denied any increase in its own Commitment hereunder), (ii) the Borrower shall have obtained the consent thereto of each Guarantor and its reaffirmation of the Loan Document(s) executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Agent, (iii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitments, all representations and warranties shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default, an Event of Default or Unmatured Default, (iv) counsel for the Borrowers and Guarantors shall have provided to the Agent, if requested, a supplemental opinion in form and substance reasonably satisfactory to the Agent and (v) the Borrower and the Proposed New Lender(s) shall otherwise have executed and delivered such other instruments and documents as may be required under Article IV or that the Agent shall have reasonably requested in connection with such increase or in order to make the Proposed New Lender a party to this Agreement as a Lender. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitments, the Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitments that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder or thereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time or to provide any consent under this subsection (a).

(b) For purposes of this subsection (b), (i) the term “Buying Lender(s)” shall mean (1) each Lender whose Effective Commitment Amount is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitments, and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice, and (ii) the term “Selling Lender(s)” shall mean each Lender whose Commitment is not being increased from that in effect prior to such increase in the Aggregate Commitments. Effective on the effective date of any increase in the Aggregate Commitments pursuant to clause (a) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender’s right, title and interest in and to its outstanding Loans in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender’s outstanding Loans shall equal such Selling Lender’s Applicable Percentage (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Effective on the effective date of the increase in the Aggregate Commitments pursuant to clause (a) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender’s outstanding Loans shall equal such Buying Lender’s Applicable Percentage (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Such amount shall be payable on the effective date of the increase in the Aggregate Commitments by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender’s representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Loan hereunder on the terms and in the manner as set forth in Section 3.05.

§8. Amendments to Subsection (b) of Section 2.02 of the Credit Agreement. Subsection (b) of Section 2.02 of the Credit Agreement is hereby amended by adding the following at the end of such subsection (b):

“; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.”

§9. Amendment to Subsection (a) of Section 2.03 of the Credit Agreement. A new subsection (vii) is hereby added at the end of Subsection (a) of Section 2.03 of the Credit Agreement as follows:

“, (vii) for the issuance of Letters of Credit subject to the L/C Sublimit and (viii) to fund Permitted Acquisitions.”

§10. Amendments to Section 2.04 of the Credit Agreement. Section 2.04 of the Credit Agreement is hereby amended to delete the placeholder “[Reserved]” and insert the following in its place:

2.04 Letters of Credit. (a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of Borrower, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur more than 90 days beyond the Maturity Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $150,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) a default of any Lender’s obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

(F) unless specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may require.

(ii) Promptly after receipt of any L/C Application at the address set forth in Section 10.02 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Eurodollar Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurodollar Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available to Agent for the account of the L/C Issuer at the Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Eurodollar Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Agent.

(ii) If any payment received by Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Maturity Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver cash collateral hereunder. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit.

(i) L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage a L/C fee (the “L/C Fee”‘) for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. L/C Fees shall be (i) due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate; provided that (1) no Letter of Credit fees shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Letter of Credit fee accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to 0.125% of the amount available to be drawn under such Letter of Credit, to be paid on a quarterly basis in arrears. Such fronting fee shall be due and payable quarterly in arrears on the tenth Business Day after the end of each March, June, September and December, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

§11. Amendment to Subsection (b) of Section 2.05 of the Credit Agreement. Subsection (b) of Section 2.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect. If for any reason the Outstanding Amount of any Loan exceeds the applicable Sublimit, Borrower shall immediately prepay such Loan in an aggregate amount equal to such excess.

§12. Amendment to Section 2.06 of the Credit Agreement. Section 2.06 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 2.06 of the Credit Agreement is hereby amended by adding a new subsection (iv) to subsection (a) of Section 2.05 of the Credit Agreement after the word “Commitments” in line 8 thereof, as follows: “and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the L/C Sublimit exceeds the amount of the Aggregate Commitments, such L/C Sublimit shall be automatically reduced by the amount of such excess.”

(b) Subsection (b) of Section 2.06 of the Credit Agreement is hereby deleted in its entirety.

§13. Amendment to Subsection (a) of Section 2.09 of the Credit Agreement. Subsection (a) of Section 2.09 is hereby deleted in its entirety and replaced with the following:

(a) Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (i) in the event

Total Outstandings are equal to or less than fifty-percent (50%) of the Aggregate Commitments, equal to .375% multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Committed Loans and (B) the Outstanding Amount of L/C Obligations, or (ii) in the event Total Outstandings are greater than fifty-percent (50%) of the Aggregate Commitments, equal to .250% multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Committed Loans and (B) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 2009, and (ii) on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears provided that (1) no commitment fees shall accrue on the Committed Loans in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any commitment fee accrued with respect to the Committed Loans of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender.

§14. Amendment to Section 2.10 of the Credit Agreement. Section 2.10 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 2.10 of the Credit Agreement is hereby amended by deleting the words “when the base rate is determined by Bank of America’s ‘prime rate’” after the word “Loans” in line 1 of such subsection (a).

(b) Subsection (b) of Section 2.10 of the Credit Agreement is hereby amended by (i) inserting the words “or the L/C Issuer, as the case may be” after the word “Lenders” in line 6 of such subsection (b) and (ii) inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 9 and 11 of such subsection (b).

§15. Amendment to Section 2.11 of the Credit Agreement. Section 2.11 of the Credit Agreement is hereby amended by (i) inserting a subsection heading “(a)” before line 1 of existing Section 2.11 and (ii) adding the following new subsection (b) as a new paragraph at the end of the existing Section 2.11:

(b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

§16. Amendment to Section 2.12 of the Credit Agreement. Section 2.12 of the Credit Agreement is hereby amended as follows:

(a) Subsection (b)(ii) of Section 2.12 of the Credit Agreement is hereby amended by (i) inserting the words “or the L/C Issuer” after the word “Lenders” in each of lines 3 and 5 of such subsection (b)(ii), (ii) inserting the words “or the L/C Issuer, as the case may be,” after the word “Lenders” in line 6 of such subsection (b)(ii), and (iii) inserting the words “or the L/C Issuer” after the word “Lender” in line 7 of such subsection (b)(ii).

(b) Subsection (d) of Section 2.12 of the Credit Agreement is hereby amended by inserting the words “, to fund participations in Letters of Credit” after the word “Loans” in line 2 of such subsection (d).

§17. Amendment to Section 2.13 of the Credit Agreement. Section 2.13 of the Credit Agreement is hereby amended by (i) inserting the words “, or the participations in L/C Obligations held by it” after the word “it” in line 3 of such Section 2.13, (ii) inserting the words “and subparticipations in L/C Obligations” after the word “Loans” in line 7 of such Section 2.13 and (iii) inserting the words “or subparticipations in L/C Obligations” after the word “Loans” in line 4 of subsection (ii) of such Section 2.13.

§18. Amendment to Section 3.01 of the Credit Agreement. Section 3.01 of the Credit Agreement is hereby amended as follows:

(a) Subsection (c) of Section 3.01 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 1 and 4 of such subsection (c) and (ii) inserting the words “or the L/C Issuer” after the word “Lender” in each of lines 8 and 9 of such subsection (c).

(b) Subsection (f) of Section 3.01 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 1, 7, 9, 10, 11 and 12 of such subsection (f).

§19. Amendment to Section 3.04 of the Credit Agreement. Section 3.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.04 Increased Costs (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

§20. Amendment to Section 3.06 of the Credit Agreement. Section 3.06 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Lender” in line 2 of such Section 3.06, (ii) inserting the words “, the L/C Issuer,” after the words “of any Lender” in line 3 of such Section 3.06, (iii) inserting the words “, as applicable,” after the word “shall” in line 4 of such Section 3.06 (iv) inserting the words “or the L/C Issuer” after the word “Lender” in each of lines 4, 6 and 11 of such Section 3.06 and (v) inserting the words “or the L/C Issuer, as the case may be” after the word “Lender” in each of lines 9 and 10 of such Section 3.06.

§21. Amendment to Subsection (d) of Section 4.02 of the Credit Agreement. Subsection (d) of Section 4.02 of the Credit Agreement is hereby amended by inserting the words “and, if applicable, the L/C Issuer” after the word “Agent” in line 1 of such subsection (d).

§22. Amendment to Subsection (a) of Section 5.14 of the Credit Agreement. Subsection (a) of Section 5.14 of the Credit Agreement is hereby amended by inserting the words “or drawing under each Letter of Credit” after the words “Committed Borrowing” in line 5 of such subsection (a).

§23. Amendment to Introductory Paragraph of Article VI of the Credit Agreement. The introductory paragraph of Article VI of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03), or shall cause Holdings to:

§24. Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by deleting all references to “Borrower” therein and replacing all such references with “Holdings”.

§25. Amendment to Concluding Paragraph of Section 6.02 of the Credit Agreement. The concluding paragraph of Section 6.02 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lenders” in line 1 of such concluding paragraph and (ii) inserting the words “, the L/C Issuer” after the word “Agent” in line 13 of such concluding paragraph.

§26. Amendment to Subsection (b) of Section 6.12 of the Credit Agreement. Subsection (b) of Section 6.12 of the Credit Agreement is hereby amended by deleting the number “2.50” in line 2 of such subsection (b) and replacing such number with the number “2.00”.

§27. Amendment to Introductory Paragraph of Article VII of the Credit Agreement. The introductory paragraph of Article VII of the Credit Agreement is hereby amended by inserting the words “, or any Letter of Credit shall remain outstanding,” after the words “unpaid or unsatisfied” in line 2 of such introductory paragraph.

§28. Amendment to Section 7.02 of the Credit Agreement. A new subsection (g) is hereby added to Section 7.02 of the Credit Agreement as follows:

(g) Permitted Acquisitions

§29. Amendment to Subsection (a) of Section 8.01 of the Credit Agreement. Subsection (a) of Section 8.01 of the Credit Agreement is hereby amended by inserting the words “or any L/C Obligation,” after the word “Loan” in each of lines 2 and 3 of such subsection (a).

§30. Amendment to Section 8.02 of the Credit Agreement. Section 8.02 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 8.02 of the Credit Agreement is hereby amended by inserting the words “and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated” after the word “Loans” in line 1 of such subsection (a).

(b) Subsection (c) of Section 8.02 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “itself” in line 1 of such subsection (c).

(c) A new subsection (d) is hereby added to Section 8.02 after subsection (c) as follows: “(d) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);”

(d) The proviso to Section 8.02 of the Credit Agreement is hereby amended by (i) inserting the words “and any obligation of the L/C Issuer to make L/C Credit Extensions” after the word “Loans” in line 3 of such proviso and (ii) inserting the words “, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case” after the word “payable” in line 5 of such proviso.

§31. Amendment to Section 8.03 of the Credit Agreement. Section 8.03 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to Agent (including reasonable fees and time charges for attorneys who may be employees of Agent) and amounts payable under Article III) payable to Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including reasonable fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and interest on the Loans, L/C Borrowings, payments under Swap Contracts and other Obligations, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

§32. Amendment to Section 9.01 of the Credit Agreement. Section 9.01 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 9.01 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lenders” in line 2 of such subsection (a) and (ii) inserting the words “, the L/C Issuer” after the word “Agent” in line 6 of such subsection (a).

(b) Subsection (b) of Section 9.01 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lenders” in line 2 of such subsection (b) and (ii) inserting the words “and the L/C Issuer” after the word “Lender” in line 3 of such subsection (b).

§33. Amendment to Subsection (d) of Section 9.03 of the Credit Agreement. Subsection (d) of Section 9.03 of the Credit Agreement is hereby amended by inserting the words “or the L/C Issuer” after the word “Lender” in line 6 of such subsection (d).

§34. Amendment to Section 9.04 of the Credit Agreement. Section 9.04 of the Credit Agreement is hereby amended by (i) inserting the words “or the issuance of a Letter of Credit,” after the word “Loan” in line 8 of such Section 9.04 and (ii) inserting the words “or the L/C Issuer” after the word “Lender” in each instance in each of lines 9 and 10 thereof.

§35. Amendment to Section 9.06 of the Credit Agreement. Section 9.06 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the words “to Lenders” in lines 1 and 2 of such Section 9.06, (ii) inserting the words “and the L/C Issuer” after the word “Lenders” in line 7 of such Section 9.06, (iii) inserting the words “or the L/C Issuer” after the word “Lenders” in line 12 of such Section 9.06, (iv) inserting the words “and the L/C Issuer” after the word “Lender” in line 15 of such Section 9.06 and (v) inserting a new paragraph at the end of the existing Section 9.06 as follows:

Any resignation by Bank of America as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

§36. Amendment to Section 9.07 of the Credit Agreement. Section 9.07 of the Credit Agreement is hereby amended by inserting the words “and the L/C Issuer” after the word “Lender” in each of lines 1 and 4 of such Section 9.07.

§37. Amendment to Section 9.08 of the Credit Agreement. Section 9.08 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in line 4 of such Section 9.08.

§38. Amendment to Section 9.09 of the Credit Agreement. Section 9.09 of the Credit Agreement is hereby amended as follows:

(a) The introductory paragraph to Section 9.09 of the Credit Agreement is hereby amended by inserting the words “or L/C Obligation” after the word “Loan” in line 3 of such introductory paragraph.

(b) Subsection (a) to Section 9.09 of the Credit Agreement is hereby amended by (i) inserting the words “, L/C Obligations” after the word “Loans” in line 2 of such subsection (a) and (ii) inserting the words “, the L/C Issuer” after the word “Lenders” in each of lines 3, 5 and 6.

(c) Subsection (b) to Section 9.09 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lender” in line 4 of such subsection (b), (ii) inserting the words “and the L/C Issuer” after the word “Lenders” in line 6 of such subsection (b) and (iii) inserting the words “or the L/C Issuer” after the word “Lender” in each instance in each of lines 9 and 11.

§39. Amendment to Section 9.10 of the Credit Agreement. Section 9.10 of the Credit Agreement is hereby amended by inserting the words “and the L/C Issuer” after the word “Lender” in each of lines 1 and 4 of such Section 9.10.

§40. Amendment to Section 9.11 of the Credit Agreement. Section 9.11 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) to Section 9.11 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lender” in each instance in each of lines 1 and 2 of such subsection (a), (ii) inserting the words “and the L/C Issuer” after the word “Lenders” in each of lines 7 and 8 of such subsection (a) and (iii) inserting the words “or the L/C Issuer” after the word “Lender” in line 9 of such subsection (a).

(b) Subsection (b) to Section 9.11 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lender” in line 1 of the introductory sentence to such subsection (b), (ii) inserting the words “and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Agent and the L/C Issuer shall have been made)” after the words “indemnification obligations)” in line 3 of subsection (i) of such subsection (b) and (iii) inserting the words “and the L/C Issuer” after the word “Lender” in line 1 of the concluding paragraph of such subsection (b).

(c) Subsection (c) to Section 9.11 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lender” in line 1 of such subsection (c) and (ii) inserting the words “and the L/C Issuer” after the word “Lenders” in line 3 of such subsection (c).

(d) Subsection (d) to Section 9.11 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Lender” in line 1 of such subsection (d) and (ii) inserting the words “or the L/C Issuer” after the words “to Lenders” in line 11 of such subsection (d).

(e) Subsection (e) to Section 9.11 of the Credit Agreement is hereby amended by (i) inserting the words “and the L/C Issuer” after the words “Each Lender” in line 1 of such subsection (e), (ii) inserting the words “and the L/C Issuer’s” after the words “Lenders’” in line 2 of such subsection (e) and (iii) inserting the words “or the L/C Issuer” after the word “Lender” in each of lines 3 and 4 of such subsection (e).

§41. Amendment to Section 10.01 of the Credit Agreement. Section 10.01 of the Credit Agreement is hereby amended as follows:

(a) Subsection (b) of Section 10.1 of the Credit Agreement is hereby amended by inserting the words “or waive or amend any provisions of Section 2.01.A without the written consent of each Lender” after the word “Lender” in Line 2 of such subsection (b).

(b) Subsection (e) of Section 10.01 of the Credit Agreement is hereby amended by (i) inserting the words “or L/C Borrowing,” after the word “Loan” in each of lines 1 and 7 of such subsection (e) and (ii) inserting the words “or L/C Fees” after the word “interest” in line 5 of such subsection (e).

(c) The proviso to Section 10.01 of the Credit Agreement is hereby amended by adding a new subsection (iii) to such proviso after the word “thereto” in line 5 of such proviso as follows: “(iii) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it”.

§42. Amendment to Section 10.02 of the Credit Agreement. Section 10.02 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a)(i) of Section 10.02 is hereby amended by inserting the words “, the L/C Issuer” after the word “Borrower” in line 1 of such subsection (a)(i).

(b) Subsection (b) of Section 10.02 is hereby amended by (i) inserting the words “and the L/C Issuer” after the word “Lenders” in line 1 of such subsection (b) and (ii) inserting the words “or the L/C Issuer” after the word “Lender” in each instance in line 4 of such subsection (b).

(c) Subsection (c) of Section 10.02 is hereby amended by inserting the words “, the L/C Issuer” after the word “Lender” in each of lines 11 and 17 of such subsection (c).

(d) Subsection (d) of Section 10.02 is hereby amended by inserting the words “, the L/C Issuer” after the word “Borrower” in each of lines 1 and 4 of such subsection (d).

(e) Subsection (e) of Section 10.02 is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in each of the heading and lines 1 and 6 of such subsection (e).

§43. Amendment to Section 10.03 of the Credit Agreement. Section 10.03 of the Credit Agreement is hereby amended by inserting the words “, the L/C Issuer” after the word “Lender” in line 1 of such Section 10.03.

§44. Amendment to Section 10.04 of the Credit Agreement. Section 10.04 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 10.04 is hereby amended by (i) adding a new subsection (iii) to such subsection (a) as follows: “and (iii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder”; (ii) inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 8, 9 and 10 of such subsection (a); (iii) inserting the words “or Letters of Credit issued” after the word “made” in line 13 of such subsection (a); and (iv) inserting the words “or Letters of Credit” after the word “Loans” in line 14 of such subsection (a).

(b) Subsection (b) of Section 10.04 is hereby amended by (i) inserting the words “the L/C Issuer” after the word “thereof),” in line 2 of such subsection (b) and (ii) deleting subsection (ii) of subsection (b) of Section 10.04 in its entirety and replacing it with the following: “(ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),”.

(c) Subsection (c) of Section 10.04 is hereby amended by (i) inserting the words “the L/C Issuer” after the word “thereof),” in line 3 of such subsection (c), (ii) inserting the words “the L/C Issuer” after the word “sub-agent),” in line 4 of such subsection (c), (iii) inserting the words “or the L/C Issuer” after the word “sub-agent)” in line 8 of such subsection (c) and (iv) inserting the words “or L/C Issuer” after the word “agent)” in line 10 of such subsection (c).

(d) Subsection (d) of Section 10.04 is hereby amended by inserting the words “or Letter of Credit” after the word “Loan” in line 6 of such subsection (d).

(e) Subsection (f) of Section 10.04 is hereby amended by inserting the words “the L/C Issuer,” after the word “Agent,” in line 2 of such subsection (f).

§45. Amendment to Section 10.05 of the Credit Agreement. Section 10.05 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Agent” in each instance in each of lines 2 and 5 of such Section 10.05, (ii) inserting the words “and the L/C Issuer” after the word “Lender” in line 9 of such Section 10.05 and (iii) inserting the words “and the L/C Issuer” after the word “Lenders” in line 13 of such Section 10.05.

28

§46. Amendment to Section 10.06 of the Credit Agreement. Section 10.06 of the Credit Agreement is hereby amended as follows:

(a) Subsection (a) of Section 10.06 is hereby amended by inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 5 and 14 of such subsection (a).

(b) Subsection (b) of Section 10.06 is hereby amended by inserting the words “(including for purposes of this subsection (b), participations in L/C Obligations)” after the word “Loans” in line 3 of such subsection (b).

(c) Subsection (b)(iii) of Section 10.06 is hereby amended by adding the following new subsection (C) as follows: “(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).”

(d) Subsection (c) of Section 10.06 is hereby amended by inserting the words “and L/C Obligations” after the word “Loans” in line 4 of such subsection (c).

(e) Subsection (d) of Section 10.06 is hereby amended by (i) inserting the words “(including such Lender’s participations in L/C Obligations) owing to it” after the word “Loans” in line 5 of such subsection (d) and (ii) inserting the words “, the L/C Issuer” after the word “Agent” in line 7 of such subsection (d).

(f) The following new subsection (i) is hereby added at the end of Section 10.06 as follows:

(i) Resignation as L/C Issuer. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Committed Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Upon the appointment of a successor L/C Issuer (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

§47. Amendment to Section 10.07 of the Credit Agreement. Section 10.07 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Agent” in each of lines 1 and 29 of such Section 10.07, (ii) inserting the words “, the L/C Issuer” after the word “Lender” in line 18 of such Section 10.07 and (iii) inserting the words “or the L/C Issuer” after the word “Lender” in line 22 of such Section 10.07.

§48. Amendment to Section 10.08 of the Credit Agreement. Section 10.08 of the Credit Agreement is hereby amended by (i) inserting the words “, the L/C Issuer” after the word “Lender” in each of lines 5, 13 and 14 of such Section 10.08, (ii) inserting the words “or the L/C Issuer” after the word “Lender” in each of lines 8, 9 and 11 of such Section 10.08 and (iii) inserting the words “and the L/C Issuer” after the word “Lender” in line 15 of such Section 10.08.

§49. Amendment to Section 10.11 of the Credit Agreement. Section 10.11 of the Credit Agreement is hereby amended by inserting the words “or any Letter of Credit shall remain outstanding” after the word “unsatisfied” in line 8 of such Section 10.11.

§50. Amendment to Subsection (b) of Section 10.13 of the Credit Agreement. Subsection (b) of Section 10.13 of the Credit Agreement is hereby amended by inserting the words “OR THE L/C ISSUER” after the word “LENDER” in line 17 of such subsection.

§51. Amendment to Include Schedule 10.02 to the Credit Agreement. Schedule 10.2 of the Credit Agreement is hereby amended by adding an address for the L/C Issuer as follows:

Standby Letters of Credit:

Bank of America, N.A.

Trade Operations

One Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention:      Alfonso (Al) Malave

                       Telephone: (570) 330-4212

                       Telecopier: (570) 330-4186

                       Electronic Mail: alfonso.malave@bankofamerica.com

§52. Amendment to Exhibit C to the Credit Agreement. The Credit Agreement is hereby amended by deleting existing Exhibit C thereto in its entirety and replacing it with a new Exhibit C (Form of Compliance Certificate), which Exhibit C shall be in the form of Schedule A attached hereto.

§53. Ratification of Credit Agreement and Loan Documents. (a) Except as expressly amended hereby, the Credit Agreement and all other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Agreement and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Agreement.

(b) The Obligors have previously reviewed, consented to and executed various agreements, documents and instruments in connection with the Credit Agreement, including, without limitation, those agreements, documents and instruments listed and described on Schedule B hereto (collectively, the “Existing Collateral Documents”). One of the conditions precedent to the Agent and the Lenders entering into this Agreement is that the Obligors execute and deliver this Agreement to acknowledge and agree that the Existing Collateral Documents, and the Liens granted and issued thereunder, secure the Obligations and all other obligations, liabilities and indebtedness of the Borrower under the Credit Agreement and the other Loan Documents. The Obligors, as borrower, guarantor, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which the Obligors grant Liens or security interests in the Collateral or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Existing Collateral Documents, hereby (i) ratify and reaffirm all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each such Existing Collateral Document to which it is a party, and (ii) to the extent the Obligors grant Liens on or security interests in any of the Collateral pursuant to any such Existing Collateral Document as security for the Obligations and the obligations, liabilities and indebtedness of the Obligors under or with respect to the Existing Collateral Documents or any other Loan Documents, ratify and reaffirm such grant of security and confirm and agree that such Liens and security interests hereafter continue to secure all of the Obligations and the other obligations, indebtedness and liabilities of the Obligors under the Existing Collateral Documents, and all additional obligations, indebtedness and liabilities resulting from the Credit Agreement.

§54. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the prior satisfaction of the following conditions precedent (the date of such satisfaction herein referred to as the “Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties of the Obligors contained herein shall be true and correct in all material respects.

(b) No Event of Default. After giving effect to the amendments set forth herein, there shall exist no Default or Event of Default.

(c) Corporate Action. The Agent shall have received evidence satisfactory to the Agent that all requisite corporate action necessary for the valid execution, delivery and performance by the Obligors of this Agreement and all other instruments and documents delivered by the Obligors, or any one of them, in connection herewith has been taken.

(d) Absence of Legal Proceedings. There shall be no action, suit, investigation or proceeding pending or, to the knowledge of Obligors, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(e) Compliance. All Loans made by the Lenders to the Borrower or any of its Affiliates shall be in full compliance with the Federal Reserve’s margin regulations.

(f) Fees. All reasonable accrued fees and expenses of the Agent and the Lenders (including the reasonable fees and expenses of counsel for the Agent) shall have been paid.

(g) Consents. Approval and Commitments. The Agent shall have received (A) the consent of the Required Lenders with respect to the terms and conditions set forth in this Agreement and (B) all third party consents and approvals necessary or, in the reasonable opinion of the Agent, desirable in connection with this Agreement.

(h) Delivery of this Agreement. The Obligors, the Agent and the Lenders shall have executed and delivered this Agreement.

§55. Expenses, Etc. Without limitation of the amounts payable by the Obligors under the Credit Agreement and other Loan Documents, the Borrower shall pay to the Agent and its counsel upon demand an amount equal to any and all actual and reasonable out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Agent in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§56. No Waiver by the Lenders. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way any of the Obligors’ obligations or the Lenders’ rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Lenders shall not be deemed to have waived any of its remedies with respect to any Event of Default.

§57. Governing Law. This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

§58. Effective Date. This Agreement shall become effective among the parties hereto as of the Amendment Effective Date. Until the Amendment Effective Date, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

§59. Entire Agreement; Counterparts. This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments and waivers set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment or waiver of the provisions of the Credit Agreement or any Loan Document, except for any such agreement that has been set forth in writing and executed by the Obligors and the Lenders. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or other electronic version of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

[Signature page continues on next page.]

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ James M. Clark
Name: James M. Clark
Title: Senior Vice President

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ James M. Clark
Name: James M. Clark
Title: Senior Vice President

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

/s/ Gail B. Cerrone	By:	/s/ Jeffrey A. Klaus
Gail B. Cerrone		Name: Jeffrey A. Klaus
Title: Senior Vice President

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

Schedule A

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 26, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HIGHER ONE, INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                                        of Borrower and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for year-end financial statements]

1. Borrower has delivered, or has caused Higher One Holdings, Inc., a Delaware corporation (“Holdings”) to deliver, the year-end audited, consolidated financial statements required by Section 6.01(b) of the Agreement for the calendar month of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for calendar month-end financial statements]

1. Borrower has delivered, or has caused Higher One Holdings to deliver, the unaudited consolidated financial statements required by Section 6.01(b) of the Agreement for the calendar month of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                  ,                             .

HIGHER ONE, INC.

By:
Name:
Title:

For the Month/Year ended                                  (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 6.12(a) – Minimum Liquidity.

	A.	Cash; Cash Equivalents:		$_________________

	B.	Marketable Securities:		$_________________

	C.	Available Commitments less Total Outstandings:		$_________________

	D.	Total Liquidity (sum of Line A. through Line C.)		$_________________

	E.	Minimum Required Liquidity:		$_________________

	F.	Covenant Compliance: (Line D. equal to or greater than Line E.)		Choose One: Yes or No

II.	Section 6.12(b) – Funded Debt to EBITDA Ratio.

	A.	Funded Debt

		1.	all outstanding liabilities for borrowed money plus other interest-bearing liabilities, including current and long-term liabilities:	$_________________

		2.	less the non-current portion of Subordinated Liabilities:	($________________)

		3.	Total Funded Debt:	$_________________

	B.	EBITDA

		1.	net income:	$_________________

		2.	less income or plus loss from discontinued operations and extraordinary items less interest income:	$_________________

		3.	plus income taxes:	$_________________

		4.	plus interest expense:	$_________________

		5.	plus non-cash equity compensation-related expenses and non-cash expenses related to the issuance or repurchase of the Jones Shares	$_________________

		6.	plus depreciation, depletion and amortization:	$_________________

		7.	Total EBITDA:	$_________________

	C.	Ratio (Line VIII.A.3 ÷ Line VIII.B.7):		____________ to 1.0

	Maximum Allowed:			____________ to 1.0

III.	Section 6.12(c) — Interest Coverage Ratio.

	A.	EBIT

		1.	net income:	$_________________

		2.	less income or plus loss from discontinued operations and extraordinary items, less interest income:	$_________________

		3.	plus income taxes:	$_________________

		4.	plus interest expense:	$_________________

		5.	plus non-cash equity compensation-related expenses and non-cash expenses related to the issuance or repurchase of the Jones Shares	$_________________

		6.	Total EBIT:	$_________________

	B.	Interest expense:		$_________________

	C.	Ratio (Line X.A.6 ÷ Line X.B):		____________ to 1.0

	Minimum Required:			____________ to 1.0

Schedule B

Existing Collateral Documents

All capitalized terms used but not elsewhere defined in this Schedule B shall have the respective meanings ascribed to such terms in the foregoing Agreement. Each of the following agreements, documents and instruments shall be deemed to include any and all amendments, modifications, supplements and restatements thereof.

1.	Security Agreement from the Borrower in favor of Agent, on behalf of the Lenders, dated August 26, 2008.

2.	Security Agreement from Holdings in favor of Agent, on behalf of the Lenders, dated August 26, 2008.

3.	Security Agreement from Machines in favor of Agent, on behalf of the Lenders, dated August 26, 2008.

4.	Negative Pledge Agreement by Borrower, Holdings and Machines in favor of Agent, dated as of August 26, 2008.

5.	Continuing Guaranty by Holdings in favor of Agent, dated as of August 26, 2008.

6.	Continuing Guaranty by Machines in favor of Agent, dated as of August 26, 2008.

7.	Stock Pledge Agreement by Borrower in favor of Agent, dated as of August 26, 2008.

8.	Stock Pledge Agreement by Holdings in favor of Agent, dated as of August 26, 2008.

9.	UCC Financing Statement, Delaware filing no. 20082903910 dated August 26, 2008, naming the Borrower as debtor and Agent as secured party.

10.	UCC Financing Statement, Delaware filing no. 20082903597 dated August 26, 2008, naming the Borrower as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).

11.	UCC Financing Statement, Delaware filing no. 20082905444 dated August 26, 2008, naming Machines as debtor and Agent as secured party.

12.	UCC Financing Statement, Delaware filing no. 20082905246 dated August 26, 2008, naming Machines as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).

13.	UCC Financing Statement, Delaware filing no. 20082904884 dated August 26, 2008, naming Holdings as debtor and Agent as secured party.

Signature Page to Master Reaffirmation and Amendment No. 1 to Credit Agreement

14.	UCC Financing Statement, Delaware filing no. 20082905089 dated August 26, 2008, naming Holdings as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).